Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of Park City Group, Inc. of our reports dated September 15, 2010 and September 24, 2009, relating to our audits of the consolidated financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

Date:  December 3, 2010

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
December 3, 2010